Exhibit 99.8

BUSINESS

HC2

We are a diversified, publicly traded holding company focused on acquiring and investing in businesses with attractive assets and sustainable cash flows that we consider to be undervalued or fairly valued and growing our acquired businesses. Our principal holdings include: (i) 90.6% equity interest in Schuff, in the steel fabrication and erection industry, (ii) 97% equity interest in Global Marine, in the telecom infrastructure business and (iii) other businesses owned or otherwise controlled by HC2 Holdings, Inc., including telecommunications services, life sciences and energy. The Company was formed as a corporation under the laws of Delaware in 1994 and operates as a holding company of operating companies primarily in the U.S. and the United Kingdom. Our principal holdings, Schuff and Global Marine, are described in greater detail under the headings “Schuff” and “Global Marine” below.

Our Competitive Strengths

Diverse and Unrelated Sources of Cash Flow

Our operating subsidiaries span a broad set of industries, end markets and geographies, such as construction, telecommunications infrastructure, telecommunications services, technology, life sciences and energy. As exemplified by our recent acquisitions of Schuff and Global Marine, we intend to acquire attractive businesses that generate sustainable free cash flow and/or have significant growth potential and further diversify our revenues and cash flows. Our primary source of cash flow is dividends provided by our operating subsidiaries. In particular, Schuff’s pipeline of backlog projects and Global Marine’s approximately 50% of total revenue generated from long-term contracts provide visible and stable opportunities for cash flow. We employ a balanced dividend strategy at our operating subsidiaries that aims to distribute recurring cash flow streams to us to service interest, preferred dividend and other expenses, while preserving sufficient capital for reinvestment and growth.

Strong Liquidity and Collateral Coverage Position

As of September 30, 2014, on a pro forma basis we had approximately $30.3 million in corporate cash, cash equivalents and investments, excluding those held by our operating subsidiaries. Additionally, as of September 30, 2014, there was significant liquidity at Schuff of $34.5 million (which includes availability under the Schuff Facility) and at Global Marine of £41 million. Given our significant and controlling ownership interests at Schuff and Global Marine, we have access to their cash to service our interest, preferred dividend and operating expense requirements. In addition to liquidity and access to cash flow, the notes will benefit from strong asset coverage given the low financial leverage at our subsidiaries. On a pro forma basis, as of June 30, 2014, we would have had a Collateral Coverage Ratio of approximately 1.3 to 1.0, reflecting our ownership of the significant majority of the equity in each of Schuff and Global Marine, as well as corporate cash, investments in other liquid securities such as stock in Novatel Wireless, Inc. (NASDAQ:MIFI), and other private investments.

Experienced Management Team with Proven Track Record

The investment expertise and resources of our management team allow us to effectively pursue our business strategy. Our management team is comprised of industry professionals with expertise across a variety of industries. Led by Philip A. Falcone, Keith M. Hladek, Paul Voigt, Robert M. Pons, Mesfin Demise, and other investment professionals, our management team has a proven track record and average of 25 years of industry experience. Philip A. Falcone, who serves as our Chairman, President and Chief Executive Officer, has over two decades of experience in leveraged finance, distressed debt, special situations and investing, including as a director, Chairman of the Board and Chief Executive Officer of Harbinger Group Inc. since July 2009.

HC2 Strategy Overview

We intend to acquire controlling interests in companies that we consider to be undervalued or fairly valued with attractive financial or strategic characteristics. We intend to take a long-term view and seek opportunities that are able to generate high returns and significant cash flows. We intend to seek a variety of acquisition opportunities, including businesses where we believe a catalyst for value realization is already present, where we can engage with companies to unlock value or where we can realize synergies with our existing businesses. We may also seek businesses that are in need of a financial restructuring or operational turnaround. In addition to our intention to acquire controlling equity interests, we may also from time to time make investments in debt instruments and acquire minority equity interests in companies.

We intend to take an active approach to managing the companies in which we acquire a controlling interest. Such activities may include assembling senior management teams with the expertise to operate the businesses, providing existing management of such companies with specific operating objectives, acquiring or combining complimentary businesses or expanding existing operations. We bring an owner’s perspective to our operating businesses and we will hold management accountable for their performance.

HC2 Businesses

We currently operate five material businesses: Schuff, Global Marine, ICS, Genovel, and ANG. Schuff and Global Marine are our primary businesses. Together, Schuff and Global Marine constitute approximately 76% of our total assets. For more information on Schuff and Global Marine, see the information under the headings “Schuff” and “Global Marine,” respectively, and the financial statements of Schuff and Global Marine, each found elsewhere in this current report on Form 8-K.

Our Operating Subsidiaries

Schuff

Schuff is a leading provider of structural steel fabrication, erection and engineering support services in the United States with revenues of $460.7 million and Adjusted EBITDA of $37.6 million for the last twelve months ended June 29, 2014. Over a 38 year operating history, Schuff has amassed the value-added capabilities, fabrication expertise, broad geographic footprint and reputation for excellence that management believes make it the provider of choice for the country’s largest and most complex steel structures. Examples of some of the many projects Schuff has completed include the Cosmopolitan Resort Casino, Arizona Cardinals Stadium and the San Diego Airport. Current projects under constructions include the signature main building on Apple Campus 2 in Cupertino, CA and the Wilshire Grand Center in Los Angeles, CA. In total, as shown by the chart below Schuff’s backlog as of September 30, 2014 stands at approximately $410 million with a large pipeline of additional projects coming up for bid. Recent contract wins have been bid at higher margins than in the past several years. In addition, the backlog does not fully reflect the revenue Schuff expects to capture from the current contracts underway. Contracts, particularly larger contracts, generally exceed their initial value due to change orders that arise during construction than by more than 10% of the original contract value.

Schuff operates primarily within the over $550 billion non-residential construction industry, which serves a diverse set of end markets. As shown on the chart below, while non-residential construction has shown only a small rebound since 2011, industry experts expect that it will follow the already significant rebound in residential construction spending. Despite only a modest increase in non-residential construction spending, Schuff’s backlog has already rebounded to pre-economic crisis levels.

Historical U.S. Total Construction Spend

($Billions)
$1,000
$800
$600
$400
$200
$0
CAGR: +4.1%
$710
$649
$555
$535
$570
$562
$581
$609
$638
$673
$708
2008
2009
2010
2011
2012
2013
2014E
2015E
2016E
2017E
2018E
Non-residential
$600
$500
$400
$300
$200
$100
$0
CAGR: +11.1%
$358
$254
$249
$253
$287
$338
$378
$416
$455
$490
$527
2008
2009
2010
2011
2012
2013
2014E
2015E
2016E
2017E
2018E
Residential

Source: FMI's Construction Outlook, 2nd Quarter Report, 2014

Schuff consists of three business units spread across diverse steel markets: Schuff Steel Company (steel fabrication and erection), Schuff Steel Management Company (management of smaller projects, leveraging subcontractors) and Aitken, Inc. (manufacturing of equipment for the oil & gas industry). For the fiscal year ended December 29, 2013, Schuff Steel’s revenues of $374 million account for 90% of Schuff’s total revenue. Schuff Steel Management Company’s revenues of $30 million account for 7% of Schuff’s total revenue. Aitken, Inc.’s revenues of $4 million account for 1% of Schuff’s total revenue. Schuff also provides fabricated steel to Canada and other select countries, including Panama, where Schuff owns 49% of Panama-based Schuff Hopsa Engineering, Inc., an engineering design, steel fabrication and erection company, Empresas Hopsa, S.A. Schuff Hopsa Engineering, Inc.’s revenues of $9 million account for 2% of Schuff's total revenue. For the fiscal year ended December 29, 2013, no single customer accounted for greater than 10% of total revenues.

Schuff’s size gives it production capacity to complete large-scale, demanding projects, with typical utilization per facility ranging from 50%-88% and a sales pipeline that includes over $800 million in potential revenue generation. Schuff has benefitted from being one of the largest players in a market that is highly fragmented across many small firms. Schuff outperformed many of its competitors in the recent downturn. Due to its strong financial position and continued access to bonding facilities, whereas many competitors were forced to close their doors.

Schuff ensures a highly efficient and cost-effective construction process by focusing on partnering with all project participants and utilizing its extensive design-build and design-assist capabilities with its clients. Additionally, Schuff enjoys in-house fabrication and erection combined with access to a network of subcontractors for smaller projects in order to provide high quality solutions for its customers. Schuff offers a range of services across a broad geography through its 10 fabrication shops and 10 sales and management facilities located in the United States and Panama.

Schuff operates with minimal bonding requirements, with the current balance less than 13% of backlog, and bonding is reduced as projects are billed, rather than upon completion. Schuff has limited raw material cost exposure by securing fixed prices from mills at contract bid, and utilizing its purchasing power as the largest domestic buyer of wide flange beam in the United States.

Schuff Products

Schuff Steel offers a variety of services to its customers which it believes enhances our ability to obtain and successfully complete projects. These services fall into six distinct groups: design-assist/design-build, preconstruction design & budgeting, steel management, fabrication, erection, and Building Information Modeling (“BIM”). Schuff primarily operates in the southwestern and southeastern United States geographic markets.

•    Design-Assist/Design-Build: Using the latest technology and BIM, Schuff works to provide clients with cost-effective steel designs. The end result is turnkey structural steel solutions for its diverse client base.

•    Preconstruction Design & Budgeting: Clients who contact Schuff in the early stages of planning can receive a Schuff-performed analysis of the structure and cost breakdown. Both of these tools allow clients to accurately plan and budget for any upcoming project.

•    Steel Management: Using Schuff’s proprietary Schuff Steel Integrated Management System (“SSIMS”), Schuff can track any piece of steel and instantly know its location. Additionally, Schuff can help clients manage steel subcontracts, providing clients with savings on raw steel purchases and giving them access to variety of Schuff-approved subcontractors.

•    Fabrication: Through its nine fabrication shops in California, Arizona, Texas, Kansas and Georgia, Schuff has one of the highest fabrication capacities in America. Schuff has over 1.3 million square feet of steel under roof and a maximum annual fabrication capacity of approximately 300,000 tons.

•    Erection: Named the nation’s top steel erector in 2007, 2008, 2011, 2013 and 2014 by Engineering News-Record, Schuff knows how to add value to its project through safe and efficient erection of steel structures.

•    BIM: Schuff is experienced in using BIM on every project to manage its role efficiently. Additionally Schuff’s use of SSIMS in conjunction with BIM allows for real-time reporting of a project’s progress and information-rich model review.

Schuff Steel Management Company provides turn-key steel fabrication and erection services with an expertise in project management. Using these skills, Schuff Steel Management Company uses its relationships with reliable subcontractors and erectors, along with state-of-the-art management systems, to deliver excellence to clients.

Schuff’s third product line, Aitken, is a manufacturer of equipment used in the oil, gas, petrochemical and pipeline industries. Aitken supplies the following products both nationwide and internationally.

•    Strainers: Temporary Cone and Basket Strainers, Tee Type Srainers, Vertical and Horizontal Permanent Line Strainers, Fabricated Duplex Strainers

•    Measurement Equipment: Orifice Meter Tubes, Orifice Plates, Orifice Flanges, Seal Pots, Flow Nozzles, Venturi Tubes, Low Loss Tubes, Straightening Vanes

•    Major Products: Spectacle Blinds, Paddle Blinds, Drip Rings, Bleed Rings, and Test Inserts, ASME Vessels, Launchers, Pipe Spools

Schuff Strategy Overview

Schuff’s objective is to achieve and maintain a leading position in the geographic regions and project segments that we serve by providing timely, high-quality services to our customers. Schuff is pursuing this objective with a strategy comprised of the following components:

Pursue Large, Value-Added Design-Build Projects. Schuff’s unique ability to offer design-build services, a full range of steel construction services and project management capabilities makes it a preferred partner for complex fabrication projects in the geographic regions which we serve. This capability often enables Schuff to bid against fewer competitors in a less traditional, more negotiated selection process on these projects, thereby offering the potential for higher margins while providing overall cost savings and project flexibility and efficiencies to its customers.

Expand and Diversify Revenue Base. Schuff is seeking to expand and diversify its revenue base by leveraging its long-term relationships with national and multi-national construction and engineering firms, national and regional accounts and other customers. Schuff also intends to continue to grow its operations by targeting smaller projects that carry higher margins and less risk of large margin fluctuations. Schuff believes that continuing to diversify its revenue base by completing smaller projects—such as low-rise office buildings, healthcare facilities and other commercial and industrial structures—could reduce the impact of periodic adverse market or economic conditions as well as potential margin slippage that may accompany larger projects.

Emphasize Innovative Services. Schuff focuses our design-build, engineering, detailing, fabrication, and erection expertise on larger, more complex projects, where it typically experiences less competition and more advantageous negotiated contract opportunities. Schuff has extensive experience in providing services requiring complex fabrication and erection techniques and other unusual project needs, such as specialized transportation, steel treatment or specialty coating applications. These service capabilities have enabled Schuff to address such design-sensitive projects as stadiums and uniquely designed hotels and casinos.

Diversify Customer and Product Base. Although Schuff seeks to garner a leading share of the geographic and product markets in which we compete, it also seeks to diversify its construction projects across a wide range of commercial, industrial, and specialty projects, including projects related to the oil & gas and alternative energy industries.

Suppliers

Schuff currently purchases a majority of its steel from various foreign and domestic steel producers but is not dependent on any one producer.

Customers

During 2013, Schuff did not have revenues from any one customer in excess of 10% of the year’s revenues.

Sales and Distributions

Schuff offers its services primarily to general contractors and engineering firms that focus on a wide array of projects such as airports, malls, power plants, stadiums, shopping malls and centers. Schuff obtains these contracts through competitive bidding or negotiation, which generally are fixed-price, cost-plus, or unit cost arrangements. Bidding and negotiations require Schuff to estimate the costs of the project up front with most projects typically lasting from one to 12 months.

Marketing

Sales managers lead Schuff’s domestic sales and marketing efforts. Each sales manager is responsible primarily for estimating, sales, and marketing efforts in defined geographic areas. In addition, Schuff employs full-time project estimators and chief estimators. Schuff’s sales representatives maintain relationships with general contractors, architects, engineers, and other potential sources of business to determine potential new projects under consideration. Schuff generates future project reports to track the weekly progress of new opportunities. Schuff’s sales efforts are further supported by most of its executive officers and engineering personnel, who have substantial experience in the design, fabrication, and erection of structural steel and heavy steel plate.

Schuff competes for new project opportunities through its relationships and interaction with its active and prospective customer base, which provides valuable current market information and sales opportunities. In addition, Schuff is contacted by governmental agencies in connection with public construction projects, and by large private-sector project owners, general contractors and engineering firms in connection with new building projects such as plants, warehouse and distribution centers, and other industrial and commercial facilities.

Upon selection of projects to bid or price, Schuff’s estimating division reviews and prepares projected costs of shop, field, detail drawing preparation and crane hours, steel and other raw materials, and other costs. On bid projects, a formal bid is prepared detailing the specific services and materials Schuff plans to provide, payment terms and project completion timelines. Upon acceptance, Schuff’s bid proposal is finalized in a definitive contract.

Competition

In both its product and geographic markets Schuff faces heavy competition from other contractors that operate on local, regional, or national levels; some of whom have financial and operating resources greater than Schuff’s. However, Schuff’s competition varies within each product and geographic market, so it does not face any one overarching competitor. Schuff does believe it is able to compete effectively for any given project as it is one of the largest competitors in the industry. Within the industry, the main competitive factors are price, timeliness of completion of projects, quality, reputation, and the desire of customers to repeatedly use the same contractors so long as they have a positive experience.

Employees

Schuff employs approximately 1,300 people across the country. The number of persons Schuff employs on an hourly basis fluctuates directly in relation to the amount of business Schuff performs. Certain of the fabrication and erection personnel Schuff employs are represented by the United Steelworkers of America, the International Association of

Bridge, Structural, Ornamental and Reinforcing Iron Workers Union, the International Union of Operating Engineers, and the International Brotherhood of Boilermakers, Iron Shipbuilders, Blacksmiths, Forgers and Helpers Union. Schuff is a party to several separate collective bargaining agreements with these unions in certain of its current operating regions, which expire (if not renewed) at various times in the future. Approximately 25% of Schuff’s employees are covered under various collective bargaining agreements. Most of Schuff’s collective bargaining agreements are subject to automatic annual or other renewal unless either party elects to terminate the agreement on the scheduled expiration date. Approximately 11% of Schuff’s employees are covered under a collective bargaining agreement that expires within the next year. Schuff considers its relationship with its employees to be good and, other than sporadic and unauthorized work stoppages of an immaterial nature, none of which have been related to its own labor relations, Schuff has not experienced a work stoppage or other labor disturbance.

Schuff strategically utilizes third-party fabrication and erection subcontractors on many of its projects and also subcontracts detailing services from time to time when economically beneficial and/or Schuff requires additional capacity for such services. Schuff’s inability to engage fabrication, erection and detailing subcontractors on terms favorable to it could limit its ability to complete projects in a timely manner or compete for new projects and could have a material adverse effect on its operations.

Legal, Environmental and Insurance

In December 2012, British Petroleum (“BP”) brought suit against Carboline Company (“Carboline”), Trinity Steel Fabricators, Inc. (“Trinity”), the Schuff’s subsidiary, Schuff Steel Company (“SSC”), Tecon Services, Inc. (“Tecon”) and Alfred Miller Contracting Company (“AMC”) in regards to fabrication work on a BP refinery in Indiana. BP alleged that the Schuff subsidiary and others defectively fireproofed certain pieces of steel used in a modernization project at the refinery. AMC and Tecon filed a Petition for Damages and Declaratory Judgment against Caroline, BP Corporation North America Inc., BP Products North America, Trinity, SSC, Schuff Steel-Gulf Coast, Inc., and others. In April 2014, the lawsuits were successfully mediated and a confidential settlement agreement was executed on June 16, 2014. Both cases were dismissed in July 2014.

Schuff is subject to other claims and legal proceedings that arise in the ordinary course of business. Such matters are inherently uncertain, and there can be no guarantee that the outcome of any such matter will be decided favorably to Schuff or that the resolution of any such matter will not have a material adverse effect upon Schuff or the Company’s business, consolidated financial position, results of operations or cash flows. Neither Schuff nor the Company believes that any of such pending claims and legal proceedings will have a material adverse effect on its business, consolidated financial position, results of operations or cash flows.

Schuff’s operations and properties are affected by numerous federal, state and local environmental protection laws and regulations, such as those governing discharges to air and water and the handling and disposal of solid and hazardous wastes. Compliance with these laws and regulations has become increasingly stringent, complex and costly. There can be no assurance that such laws and regulations or their interpretation will not change in a manner that could materially and adversely affect Schuff’s operations. Certain environmental laws, such as the CERCLA and its state law counterparts, provide for strict and joint and several liability for investigation and remediation of spills and other releases of toxic and hazardous substances. These laws may apply to conditions at properties currently or formerly owned or operated by an entity or its predecessors, as well as to conditions at properties at which wastes or other contamination attributable to an entity or its predecessors come to be located. Although Schuff has not incurred any material environmental related liability in the past and believes that it is in material compliance with environmental laws, there can be no assurance that Schuff, or entities for which it may be responsible, will not incur such liability in connection with the investigation and remediation of facilities it currently operates (or formerly owned or operated) or other locations in a manner that could materially and adversely affect its operations. For more information, please see Note 13 to Schuff’s Consolidated Financial Statements included elsewhere in this current report on Form 8-K.

Schuff maintains commercial general liability insurance in the amount of $1.0 million per occurrence and $2.0 million in the aggregate. In addition, Schuff maintains umbrella coverage limits of $25.0 million. Schuff also maintains insurance against property damage caused by fire, flood, explosion and similar catastrophic events that may result in physical damage or destruction of its facilities and property. All policies are subject to various deductibles and coverage limitations. Although Schuff’s management believes that its insurance is adequate for its present needs, there can be no assurance that it will be able to maintain adequate insurance at premium rates that management considers commercially reasonable, nor can there be any assurance that such coverage will be adequate to cover all claims that may arise.

Global Marine

Global Marine is a global offshore engineering company focused on specialist subsea services across three sectors: telecommunications, oil & gas and offshore power. Global Marine is a pioneer in the subsea cable industry having laid the first subsea cable in 1860 and installed the first transatlantic fiber optic cable (TAT-8) in 1988. Over the last 30 years, Global Marine estimates that it has installed approximately 300,000 kilometers of cable, which management believes represents almost a quarter of all the fiber optic cable on the global seabed today. Global Marine is positioned as a global independent market leader in subsea cable installation and maintenance services and derives approximately 50% of its total revenue from long term, recurring maintenance contracts. Global Marine has a strong financial position with modest debt at the subsidiary level (consisting only of vessel financing), has delivered substantial growth during recent years, is highly cash generative and serves a diverse mix of global, blue-chip clients with excellent credit profiles. It has started a new phase of growth through applying its capabilities to the rapidly expanding oil & gas and offshore power sectors while retaining a leading position in telecommunications. As a result of this growth, Global Marine has major offices in the United Kingdom and Singapore, and has additional presence in Bermuda, Canada, China, Indonesia and the Philippines.

Global Marine operates one of the largest specialist cable laying fleets in the world, consisting of seven vessels (five owned, two operated through long-term leases). Global Marine’s fleet has an estimated fair value of approximately $158 million (with approximately $82.6 million of associated vessel financing as of June 30, 2014) and are all manned by Global Marine employees or long-term contractors.

Fleet Details

Vessels	Ownership	Lease Expiry	Joined Fleet	Age	Flag	Base Port	Market Value ($m)
Maintenance - GMSL
Wave Venture	GMSL	N/A	Purchased - 1999	31	UK	Victoria, Canada	$6
Pacific Guardian	GMSL	N/A	New Build - 1984	30	UK	Curacao	9
Wave Sentinel	GMSL	N/A	Purchased - 1999	18	UK	Portland, UK	18
Cable Retriever	ICPL	Jan-23	New Build - 1997	15	Signapore	Batangas, Philippines	N/A

Intallation - GMSL
Sovereign	GMSL	N/A	New Build - 1991	22	UK	Portland, UK	36
Innovator (2)	DYVI Cableship AS	Mar-18	New Build - 1995	18	UK	Portland, UK	N/A
Networker	GMSL	N/A	New Build - 1999	14	Panama	Bata, Indonesia	10
						Total Value	$79

SBSS Joint Venture Vessels (49% share)
Installation
CS Fu Hai	SBSS	N/A	Purchased - 2003	14	Panama	Shanghai, China	$45
Bold Maverick	SBSS	N/A	Purchased - 2012	13	Panama	Shanghai, China	45
CS Fu An	SBSS	N/A	Purchased - 2000	32	Panama	Shanghai, China	10
						Total Value	$100

Owned Vessel Market Value
GMSL Vessels							$79
SBSS Joint Venture Vessels							49
						Total Value	$128

Global Marine’s three sectors of focus for providing subsea cable services are telecommunications installation and maintenance, oil & gas installation and offshore power installation.

Telecommunications: Global Marine provides maintenance and installation to its global telecommunications customers. Global Marine has a long, well-established reputation in the telecommunications sector and is considered a leading provider of subsea services in the industry. It operates in a mature market and is the largest independent provider in the maintenance segment. Global Marine provides vessels on standby to repair fiber optic telecommunications cables in defined geographic zones, and its maintenance business is provided through contracts with consortia of up to 60 global telecommunications providers. Typically, Global Marine enters into five to seven year contracts to provide maintenance to cable systems that are located in specific geographical areas. These contracts provide highly stable, predictable and recurring revenue and earnings. During the twelve months ended June 30, 2014, approximately 50% of Global Marine’s total revenue was derived from telecommunications maintenance contracts. Additionally, Global Marine provides installation of cable systems including route planning, mapping, route engineering, cable laying, and trenching and burial. Global Marine’s installation business is project-based with contracts typically lasting one to five months. During the twelve months ended June 30, 2014, approximately 25% of Global Marine’s total revenue was derived from telecommunications installation contracts.

Oil & Gas: Global Marine provides installation, maintenance and repair of fiber optic communication and power infrastructure to offshore platforms, while realizing high margins due to implementation complexity. Its primary activities include providing power from shore, enabling fiber-based communication between platforms and shore-based systems and installing permanent reservoir monitoring systems which allow customers to monitor subsea seismic data. The majority of Global Marine’s oil & gas business is contracted on a project-basis with major energy producers or tier I engineering, procurement and construction (EPC) contractors.

Offshore Power: Global Marine focuses on installing inter-array power cables for use in offshore wind farms and in the offshore wind market. In this high growth, high margin market, Global Marine has a strong presence in Asia, especially China. Global Marine entered into a non-compete agreement in connection with the sale of a subsidiary to Prysmian in 2011, and Global Marine expects to re-enter the offshore power market upon the expiration of the non-compete agreement in November 2015. Given that renewable energy production is predicted to grow over the next decade, with a substantial proportion of that energy to be harvested offshore, Global Marine is well positioned to capitalize on this anticipated growth of offshore alternative energy.

Global Marine’s highly experienced management team led by chief executive officer Ian Douglas and chief financial officer Bill Donaldson have created a business strategy to provide leading services to its long-term telecommunications customers and to continue to grow its oil & gas and offshore power businesses. Management believes there are significant barriers to entry across all of its businesses given the high capital cost and Global Marine’s long-term relationships with key customers in the maintenance business. Global Marine’s long-term relationships provide barriers not only via longevity, but also via developed, efficient infrastructure (including strategically located cable terminals) providing Global Marine with competitive advantages in winning additional maintenance contracts.

For the last twelve months ended June 30, 2014, Global Marine’s revenue was geographically diversified across the U.K. (36%), Europe, the Middle East, and Africa (6%), Asia Pacific (23%) and the Americas (35%). For the last twelve months ended June 30, 2014, Global Marine had revenues of $170.1 million and Adjusted EBITDA of $47.3 million.

Strategy Overview

Global Marine is a leading independent operator in the subsea cable installation and maintenance markets. Global Marine aims to maintain its leading market position in the telecommunications maintenance segment and will look for opportunities to grow the installation activities in the three main segments of the market and installation in the telecommunications sector while capitalizing on high market growth in the oil & gas sector through expansion of its installation and maintenance services in that sector. In order to accomplish these goals Global Marine has crafted a comprehensive strategy which includes:

•    Re-entering the offshore power market in November 2015 after expiration of the Prysmian non-compete;

•    Diversify the business by pursuing growth within Global Marine’s three market segments (telecommunications, oil & gas, and offshore power) which will strengthen Global Marine’s quality of earnings and reduce exposure to one particular market segment;

•    Retain and build its leading position in telecommunications maintenance and installation;

•    Exploit high market growth in oil & gas, first in installation, then in maintenance;

•    Work to develop convergence of Global Marine’s maintenance services across all three market segments; and

•    Encourage overall consolidation in the wider subsea cables market by pursuing targeted mergers & acquisitions, joint ventures or partnerships, allowing a larger operating platform and benefitting from increased operating efficiencies.

Global Marine has a highly experienced management team with a proven track record and has demonstrated the ability to enter new markets and generate returns for investors. The senior management team has a combined 70 years of experience within the telecommunications, oil & gas, and offshore power segments.

Fleet Overview

Global Marine operates one of the largest, specialist cable laying fleets consisting of 7 vessels (5 owned, 2 operated through long-term leases). The average age of Global Marine’s owned and operated fleet is 21 years, which is less than the industry average. Each vessel is equipped with specialist inspection, burial, and survey equipment. By providing oil & gas, offshore power, and telecommunications installation as well as telecommunications maintenance, Global Marine can retain vessels throughout their asset lives by cascading them through different uses as they age. This provides a significant competitive advantage as Global Marine can retain vessels for longer and reduce the frequency of capital expenditure requirements with a longer amortization period. Global Marine’s fleet has an estimated fair value of $158 million and are all manned by Global Marine employees or long-term contractors.

Product Research & Development

Drawing on its long experience in the subsea cable market, over the years Global Marine has provided many important innovations to the subsea cable market. One such innovation was GEOCABLE, Global Marine’s proprietary Geographical Information System (GIS), which Global Marine believes to be the largest cable database in the market and was developed specifically to meet the needs of the cable industry. GEOCABLE is an important tool to any vendor planning subsea cable installation and Global Marine sells data from GEOCABLE to third-party customers.

In addition to GEOCABLE, Global Marine also developed and owns intellectual property associated with the Universal Joint in a consortium with other industry participants, a product which easily and effectively links together cables from different manufacturers. The Universal Joint has gained such prevalence in the industry that new fiber optic cables may be certified to the Universal Joint, which is a service provided by Global Marine among others, so that the subsea cable manufacturer can ensure compatibility of their subsea cable with other existing subsea cables and the standardized equipment on board cable repair vessels. Global Marine benefits from its sales of the Universal Joint, and proceeds from Global Marine sponsored training of jointing skills, but Global Marine also enjoys the industry leadership and brand enhancement that come with creation of an industry leading product.

Intellectual Property

Global Marine is looking to protect its interests in intellectual property and closely monitors industry changes, including GEOCABLE and Universal Joint.

Customers

Global Marine’s customer base is made up primarily of blue-chip companies. Within the two kinds of services provided by Global Marine, maintenance and repair and installation, contract length varies. Maintenance and repair contracts tend to be long-term upon inception (5-7 years), with a relatively high level of expected renewal rates and the customer is typically a consortium of different cable owners such as national telecommunication companies and others who have an owner in the subsea cables covered by the maintenance contract. Global Marine charges a standing fee for cost of vessels in port plus margin, paid in advance proportionally by each member, and an additional daily call out fee for repairs paid by the specific cable owner(s). All four maintenance vessels are engaged on Global Marine’s three current long term telecommunications maintenance contracts with ACMA, SEAIOCMA, and NAZ. Installation contracts tend to be much shorter term (30-150 days) and the counter party tends to be a single client. Contracts are typically bid for on a fixed-sum basis with an initial upfront payment plus subsequent installments providing working capital support. Due to the added complexity of cable installation as opposed to maintenance, Global Marine generally realizes higher margins on its installation contracts, especially in the oil & gas and offshore power sectors.

Sales and Distributions

In the telecommunications cable market, cable maintenance is most often accomplished by zone maintenance contracts in which a consortium of telecommunications operators or cable owners contract with a maintenance provider like Global Marine, over a long-term period of around five to six years. Global Marine has three cable maintenance agreements and these are a steady, high-quality source of income for Global Marine. These maintenance contracts are usually re-awarded to incumbent providers unless there are significant performance issues which ultimately may mean that Global Marine likely need not expend extra capital on retaining these contracts. Global Marine constantly has a focused sales plan to build relationships with current and potential customers at regional and corporate offices and readily leverages Huawei Technologies’ large sales organization.

Marketing

In the oil & gas sector, Global Marine has a focused sales and marketing plan to create relationships with major players in the oil & gas industries. In particular, Global Marine hopes to use its expertise in installing PRM systems to forge new contacts with both the end users of PRM services, such as oil majors, and the PRM suppliers themselves. Additionally Global Marine hopes to pursue a strategy of specialization in installing the small power and fiber optic cables that its competitors in the oil & gas and offshore power sectors find unprofitable and lack installation experience in.

In order to aid these plans for expansion, Global Marine plans on increasing its fleet of maintenance and installation vessels anywhere from two to four vessels over the next several years. In particular, Global Marine intends to acquire an installation vessel in 2015, to replace one of its older maintenance vessels in 2016, and purchase both a new remotely operated vehicle (“ROV”) in 2017 as well as a new build vessel in 2018, as funded 75/25 through vessel-financing.

Competition

Global Marine is a leading fleet owner in both the maintenance and installation markets of the telecommunications sector. Global Marine’s main competitors include Alcatel Lucent Submarine Networks, Orange Marine, and TE SubCom. In the telecommunications turnkey system installer sector there are four major suppliers that control the market: Alcatel Lucent, HMN, NEC, and TE SubCom. Global Marine’s joint venture with Huawei has allowed Global Marine to assert a presence in this sector, and Huawei’s commitment of substantial resources to its own research and development shows Huawei aspires to be a market leader in turnkey installations.

In the oil & gas and offshore power sectors, Global Marine currently sees itself as having three major competitors: Deep Ocean, Reef Subsea, and Siem Offshore. Many of Global Marine’s competitors in the oil & gas and offshore power sectors provide a wide range of installation and construction services requiring larger vessels with higher operating and capital costs, making economic installation of smaller cables unviable. In addition, competitors focused in the oil & gas and offshore power sectors must replace vessels more frequently and are unable to rotate older assets onto less demanding maintenance and repair contracts. None of our competitors operate in all three of our core markets.

Management and Employees

In 2013, Global Marine employed 385 people. Global Marine’s employees are not formally represented by any labor union or other trade organization although the majority of the seafarers are members of an established trade union. Global Marine considers relations with its employees to be satisfactory and it has never experienced a work stoppage or strike. Global Marine regularly uses independent consultants and contractors to perform various professional services in different areas of the business, including in its exploration and development operations, production operations and certain administrative functions. Dick Fagerstal is a 3% interest holder, chairman and chief executive officer of Global Marine Holdings LLC, the parent holding company of Bridgehouse Marine Limited, and he is executive chairman of Global Marine Systems Limited. Mr. Fagerstal has served in an executive capacity for companies operating in various industries including energy, marine services, and their related infrastructure.

Legal, Environmental and Insurance

On March 31, 2014, Global Marine settled an arbitration claim with Prysmian for £9.6 million over the purchase price of its former subsidiary GME.

Global Marine is from time to time subject to other claims and legal proceedings that arise in the ordinary course of business. Such matters are inherently uncertain, and there can be no guarantee that the outcome of any such matter will be decided favorably to Global Marine or that the resolution of any such matter will not have a material adverse effect upon Global Marine’s business, consolidated financial position, results of operations or cash flows. Global Marine does not believe that any of such pending claims and legal proceedings will have a material adverse effect on its business, consolidated financial position, results of operations or cash flows.

Global Marine has various kinds of insurance coverage including protection and indemnity, hull and machinery, war risk, and property insurances, directors and officers liability insurance, contract warranty insurance for the maintenance contracts, and all other necessary corporate insurances. Global Marine’s liability is capped and insured under each of its installation contracts.

Other Businesses and Investments

ICS

ICS provides domestic and international minute transport and termination services and targets a diverse customer base including Tier 1 international carriers, multi-national carriers, wireless providers, VoIP providers, cable companies and ISPs.

Genovel

Genovel is an early-stage enterprise and does not currently generate revenue. Genovel’s prospects are highly dependent on the development of a single product, a new technology for an implant related to treatment of osteoarthritis of the knee, and with no products that have been approved for marketing in the United States or elsewhere. Genovel currently does not have customers or suppliers and does not have material sales, marketing, or distribution operations.

ANG

ANG designs, builds, owns, operates and maintains natural gas fueling stations for vehicle fleets used transportation. ANG’s strategy is to make natural gas readily available for commercial and public use in vehicles and to work directly with leading natural gas companies to seek out opportunities for building successful natural gas fueling stations.

Novatel Investment

On September 3, 2014, we also made an investment of $14.4 million to acquire a 17% equity stake in Novatel Wireless, Inc., a publicly listed company that designs and develops wireless communications technologies.

NerVve Technologies Investment

On October 17, 2014, we acquired a minority interest in NerVve Technologies, known for its leading visual search engine, the NerVve Visual Search Solution, through the purchase of $5 million in Series A-Preferred Stock.

Recent Divestitures

Historically, we operated a network of direct routes and provided premium voice communication services for national telecommunications, operators, mobile operators, wholesale carriers, prepaid operators, Voice over Internet Protocol (“VoIP”) service operators and Internet service providers (“ISPs”). We classified these services into two categories: Traditional Services and International Carrier Services (“ICS”). We provided these services from our two business units: North America Telecom (“NAT”) and ICS.

In the second quarter of 2013, we entered into a definitive purchase agreement to sell our NAT business for approximately $129 million. On July 31, 2013, we completed the initial closing of the sale of substantially all of our NAT business. The closing of the sale of the remainder of our NAT business, consisting of our subsidiary Primus Telecommunications, Inc. (“PTI”), was deferred pending the receipt of regulatory approvals. On July 31, 2014, having received the necessary regulatory approvals for PTI, we completed the divestiture of the remainder of our NAT business. We recorded a $13.8 million gain from the sale of the NAT business for the year ended December 31, 2013.

During 2013, we also provided certain growth services through our BLACKIRON Data business unit, which operated our pure data center operations in Canada. On April 17, 2013, we completed the sale of our BLACKIRON Data business for approximately $195.6 million (CAD$200.0 million). We recorded a $135.0 million gain from the sale of BLACKIRON Data during the second quarter of 2013.